                                                                  EXHIBIT (d)(8)


Private & Confidential


                          DATED        JANUARY 3, 2002



                    RASMALA DISTRIBUTION (CAYMAN) LIMITED (1)

                        ARAMEX INTERNATIONAL LIMITED (2)

                                       AND

                                FADI GHANDOUR (3)






                           -------------------------

                                DEED OF COVENANT

                           -------------------------

THIS DEED is dated       January 3, 2002 and is made

BETWEEN:

(1) RASMALA DISTRIBUTION (CAYMAN) LIMITED (No. 112321), an exempted company incorporated with limited liability under the laws of the Cayman Islands whose registered office is situated at the offices of M&C Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, British West Indies (the "COMPANY")

(2) ARAMEX INTERNATIONAL LIMITED whose principal place of business is at 2 Badr Shaker Al Sayyab Street, UM AY NA, P.O. Box 3371, Amman 11181 Jordan ("ARAMEX"); and

(3) FADI GHANDOUR of 2 Badr Shaker Al Sayyab Street, UM AY NA, P.O. Box 3371, Amman 11181 Jordan (the "COVENANTOR").

WHEREAS:

(A)  The Covenantor beneficially owns 1,225,055 common shares in Aramex.

(B) Rasmala Distribution (Bermuda) Limited ("RDBL"), a wholly owned subsidiary of the Company, intends to make an offer to acquire all the shares in Aramex.

(C) It is a requirement of the Company that before RDBL makes such offer, the two principal shareholders in Aramex, of whom one is the Covenantor, should first enter into this Deed in order to protect confidential information and goodwill of and relating to Aramex and its subsidiaries (the "Aramex Group").

IT IS AGREED as follows:

1    DEFINITIONS

1.1  In this Deed but excluding the Schedule to this Deed :

     "CONFIDENTIAL INFORMATION" means details of suppliers and their terms of business, details of customers and their requirements, the prices charged to and terms of business with customers, marketing plans and sales forecasts, financial information, results and forecasts (save to the extent that these are included in published audited accounts), any proposals relating to the acquisition or disposal of a company or business or any part thereof or to any proposed expansion or contraction of activities, details of employees and officers and of the remuneration and other benefits paid to them, information relating to research activities, inventions, secret processes, designs, formulae and product lines, any information which the Covenantor is told is confidential and any information which has been given to any Aramex Group Company in confidence by customers, suppliers or other persons;

     "RELEVANT PERIOD" means the period commencing on the Relevant Date and ending on the second anniversary of the Relevant Date;

     "RELEVANT DATE" means the date on which, the Offer Document having been issued in its final version, RDBL announces that it has accepted the Shares (as defined in the Offer Document in the version which is issued by RDBL);

     "ARAMEX GROUP" means Aramex and any other Aramex Group Company;

     "ARAMEX GROUP COMPANY" means Aramex or any other body corporate which is from time to time a subsidiary of Aramex;

     "OFFER DOCUMENT" means the document entitled "Offer to purchase for cash all Outstanding Common Shares of the Target" a draft of which has been initialled by or on behalf of the parties for the purpose of identification only; and

      "SUBSIDIARY" and "HOLDING COMPANY" have the respective meanings ascribed thereto by sections 736 and 736A, Companies Act 1985 of the United Kingdom save that references to subsidiary shall also include "subsidiary undertaking" which has the meaning ascribed thereto by section 258, Companies Act 1985 of the United Kingdom.

1.2   In this Deed any reference:

      (a) to Aramex shall be deemed to include a reference to any body corporate with which Aramex is merged or amalgamated after the date hereof;

      (b) to clauses and Schedules are to clauses of and schedules to this Deed;

      (c) to statutory provisions shall be construed as references to the statutory provision as modified or re-enacted or both from time to time whether before or after the date of this Deed and any subordinate legislation made under the statutory provision whether before or after the date of this Deed;

      (d) to any Bermudan legal term for any action, remedy, method of judicial proceeding, legal document, legal status, Court, official or any legal concept or thing shall in respect of any jurisdiction other than Bermuda be deemed to include what most nearly approximates in that jurisdiction to the Bermudan legal term;

      (e) to a person includes a reference to a body corporate, association or partnership;

      (f) to a person includes a reference to that person's legal personal representatives and successors;

1.3 words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate and unincorporate; and

1.4 the headings to the clauses and the schedules are for convenience only and shall not affect the construction or interpretation of this Deed.

2     COMMENCEMENT

2.1 This Deed, other than clause 3, shall enter into effect on the date hereof.

2.2   Clause 3 shall enter into effect on the Relevant Date.

2.3 If clause 3 has not entered into effect by 30 April 2002 (or such later date as the parties may agree in writing) then this Deed shall cease to have any further effect.

2.4 The parties agree and accept that the final form of the Offer Document is to be approved by the board of directors of RDBL.

3     RESTRICTIVE COVENANTS

3.1 The Covenantor hereby undertakes with Aramex (acting for itself and as trustee for every other Aramex Group Company) and the Company that:

3.1.1 he shall not at any time use or disclose to any person any Confidential Information concerning the business, customers or financial or other affairs of any Aramex Group Company and he shall make every effort to prevent the use or disclosure of such confidential information;

3.1.2 throughout the Relevant Period:

      (a) he shall not (on his own behalf or on behalf of any person) directly or indirectly in competition with any business of any Aramex Group
            Company:

          (i) seek to procure orders from or do business with any person who has been or is during the Relevant Period a customer or supplier of any Aramex Group Company; or

          (ii) engage, employ, solicit or contact with a view to his engagement or employment any person who has been or is during the Relevant Period employed by any Aramex Group Company in a senior capacity; and

      (b) he shall not within any country in which any Aramex Group Company is carrying on business at the Relevant Date either alone or jointly with or as manager, adviser, consultant, agent or employee of any person directly or indirectly carry on or be engaged in or be interested in any business in competition with the business of any Aramex Group Company or any business carried on by any Aramex Group Company; and

     (c) he shall not within any country in which any Aramex Group Company carries on business at any time during the Relevant Period either alone or jointly with or as manager, adviser, consultant, agent or employee of or consultant to any to person directly or indirectly carry on or be engaged in or be interested in any business in competition with the business of any Aramex Group Company or any business carried on by any Aramex Group Company;

3.1.3 at no time hereafter shall he directly or indirectly carry on a business either alone or jointly with or as manager, adviser, consultant, agent or employee of any person, whether or not the business is similar to any business of any Aramex Group Company, under a name including the words "Aramex" or any name likely to be confused with a name used by any Aramex Group Company Provided always that the Covenantor shall not be in breach of this clause 3.1.3 by reason of being a director or employee of any Aramex Group Company.

3.2 The Covenantor acknowledges that he has had the opportunity to take independent advice on the restrictions contained in clause 3.1. Whilst these restrictions are agreed by the Covenantor to be reasonable, it is agreed that if the restrictions (individually or taken together) are adjudged to be unenforceable but they would be enforceable if part or parts of the wording were deleted, amended or qualified or the periods referred to reduced, then the relevant restrictions shall apply with such modifications as are needed to make them effective.

3.3 While the restrictions in clause 3.1 are considered by the parties to be reasonable in all the circumstances, it is agreed that if any such restrictions, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Aramex Group and the Company and its shareholders but would be adjudged reasonable if part or parts of the wording thereof were deleted the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and effective.

4     UNDERTAKING

      Aramex and the Covenantor undertakes to each other and to the Company that within 30 days after the Relevant Date, they will execute a deed in the form set out in the Schedule hereto, which deed relates to the Covenantor's position as CEO and Deputy Chairman of Aramex.

5     MISCELLANEOUS

5.1 If any term or provision in this Deed shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Deed but the enforceability of the remainder of this Deed shall not be affected.

5.2 A party's failure to insist on strict performance of any provision of this Deed shall not be deemed to be a waiver thereof or of any right or remedy for breach of a like or different nature. Subject as aforesaid, no waiver shall be effective unless specifically made in writing and signed by the party granting such waiver or by a duly authorised officer of the party granting such waiver in the case of a corporate party.

5.3 This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original and taken together with all such other counterparts shall constitute one and the same instrument.

6     GENERAL PROVISIONS

6.1 A variation of this Deed is valid only if it is in writing and signed by or on behalf of each party.

6.2 The invalidity, illegality or unenforceability of any provision of this Deed does not affect the continuation in force of the remainder of this Deed.

7     CHOICE OF LAW, SUBMISSION TO JURISDICTION AND ADDRESS FOR SERVICE

7.1 This Deed shall be governed by and interpreted in accordance with the law of Bermuda.

7.2 The parties hereby submit to the jurisdiction of the High Court of Justice in England, but this Deed may be enforced in any court of competent jurisdiction.

7.3 Each of the Company and Aramex hereby irrevocably authorises and appoints Norose Notices Limited of Kempson House, Camomile Street, London EC3A 7AN (process to be marked for the attention of "Tim Marsden") or such other person, being a firm of solicitors resident in England, as any such party may by notice to all other parties substitute, to accept service of all legal process and notices served pursuant to clause 24 arising out of or connected with this Agreement and service on Norose Notices Limited (or such substitute) shall be deemed to be service on the party to which it is addressed (as the case may be).

7.4 The Covenantor hereby irrevocably authorises and appoints Wilmer, Cutler and Pickering of 4 Carlton Gardens, London SW1Y 5AA (process to be marked for the attention of "The Managing Partner") or such other person, being a firm of lawyers with an office situated in England, as FG may by notice to all other parties substitute, to accept service of all legal process and notices served pursuant to clause 24 arising out of or connected with this Agreement and service on the said Wilmer, Cutler and Pickering (or such substitute) shall be deemed to be service on the party to which it is addressed (as the case may be).

IN WITNESS whereof this Deed has been executed the day and year first above written:

                                   SCHEDULE 1


THIS DEED is dated January 3, 2002 and is made

BETWEEN:

(1) ARAMEX INTERNATIONAL LIMITED a company registered in Bermuda with registered number 22556, whose registered office is at Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda("the COMPANY"); and

(2) FADI GHANDOUR 2 Badr Shaker Al Sayyab Street, UM AY NA, P.O. Box 3371, Amman 11181 Jordan (the "EXECUTIVE").


WHEREAS:

(A) The Executive has been employed by the Company as an Executive Director of the Company and as Managing Director of the Company under a service agreement ("THE SERVICE AGREEMENT");

(B) On 3 January 2002 the Company, the Executive and Rasmala Distribution (Cayman) Limited entered into a Deed of Covenant; and

(C) The Company and the Executive have entered into this Deed pursuant to clause 4 of the Deed referred to in recital (B).

IT IS AGREED as follows:

1    DEFINITIONS

1.1  In this Deed:

     "CONFIDENTIAL INFORMATION" shall mean details of suppliers and their terms of business, details of customers and their requirements, the prices charged to and terms of business with customers, marketing plans and sales forecasts, financial information, results and forecasts (save to the extent that these are included in published audited accounts), any proposals relating to the acquisition or disposal of a company or business or any part thereof or to any proposed expansion or contraction of activities, details of employees and officers and of the remuneration and other benefits paid to them, information relating to research activities, inventions, secret processes, designs, formulae and product lines, any information which the Executive is told is confidential and any information which has been given to the Company in confidence by customers, suppliers or other persons;

     "COMPANY GOODS" shall mean any product, equipment or machinery researched into, developed, manufactured, distributed or sold by the Company with which the duties of the Executive were concerned or for which he was responsible during the two years immediately preceding the Termination Date;

     "COMPANY SERVICES" shall mean any services (including but not limited to technical and product support, technical advice and customer services) supplied by the Company with which the duties of the Executive were concerned or for which he was responsible during the two years immediately preceding the Termination Date;

     "CUSTOMER" shall mean any person, firm, company or other organisation whatsoever to whom or which the Company distributed, sold or supplied Company Goods or Company Services during the two years immediately preceding the Termination Date and with whom or which, during such period:

     (a)  the Executive had personal dealings in the course of his employment;
          or

     (b) any employee who was under the direct or indirect supervision of the Executive had personal dealings in the course of his employment but in the case of a firm, company or other organisation shall not include any division, branch or office of such firm, company or other organisation with which the Executive and/or any such employee had no dealings during the said period;

     "THE EMPLOYMENT" means the Executive's employment under the Service Agreement;

     "PROSPECTIVE CUSTOMER" shall mean any person, firm, company or other organisation whatsoever with whom or which The Company shall have had negotiations or discussions regarding the possible distribution, sale or supply of Company Goods or Company Services during the twelve months immediately preceding the Termination Date and with whom or which, during such period:

     (a) the Executive shall have had personal dealings in the course of his employment by the Company; or

     (b) any employee who was under the direct or indirect supervision of the Executive shall have had personal dealings in the course of the Employment but in the case of a firm, company or other organisation shall not include any division, branch or office of such firm, company or other organisation with which the Executive and/or any such employee had no dealings during the said period;

     "RESTRICTED AREA" shall mean:

     (a)  United Arab Emirates, and GCC;

     (b) any other country in the world where, on the Termination Date, The Company was engaged in the research into, development, manufacture, distribution, sale or supply or otherwise dealt with Company Goods or Company Services;

     "RESTRICTED GOODS" shall mean Company Goods or goods of a similar kind;

     "RESTRICTED PERIOD" shall mean the period of twelve months immediately following the Termination Date Provided always that if no duties have been assigned to the Executive by the Company during a period immediately preceding the Termination Date, it shall mean the period of twelve months immediately following the last date on which the Executive carried out duties assigned to him by the Company;

     "RESTRICTED SERVICES" shall mean Company Services or services of a similar kind;

     "TERMINATION DATE" means the date of the termination of the Executive's appointment as an executive director of the Company.

2    RESTRICTIVE COVENANTS

2.1 The Executive hereby undertakes that he will not during the Restricted Period without the prior written consent of the Company (such consent not to be unreasonably withheld) whether by himself, through his employees or agents or otherwise howsoever and whether on his own behalf or on behalf of any other person, firm, company or other organisation, directly or indirectly:

     (a) in competition with the Company within the Restricted Area, be employed or engaged or otherwise interested in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods or Restricted Services;

     (b) in competition with the Company, solicit business from or canvass any Customer or Prospective Customer if such solicitation or canvassing is in respect of Restricted Goods or Restricted Services;

     (c) in competition with the Company, accept orders for Restricted Goods or Restricted Services from any Customer or Prospective Customer;

     (d) solicit or induce or endeavour to solicit or induce any person who on the Termination Date was a director, manager, salesman or consultant of the Company with whom the Executive had dealings during his employment to cease working for or providing services to the Company, whether or not any such person would thereby commit a breach of contract;

     (e) employ or otherwise engage in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods or Restricted Services any person who was during the twelve months preceding the Termination Date employed or otherwise engaged by the Company and who by reason of such employment or engagement is in possession of any trade secrets or Confidential Information relating to the business of the Company or who has acquired influence over its Customers and Prospective Customers (but so that references to the Executive shall be replaced by references to the relevant employee).

2.2 The Executive hereby undertakes with the Company that he will not at any time:

     (a) after the Termination Date engage in any trade or business or be associated with any person, firm or company engaged in any trade or business using the name Aramex International Limited or incorporating the word Aramex;

     (b) after the termination of the Employment in the course of carrying on any trade or business, claim, represent or otherwise indicate any present association with the Company or for the purpose of carrying on or retaining any business or custom, claim, represent or otherwise indicate any past association with the Company to its detriment.

2.3 While the restrictions in this clause 2 (on which the Executive has had the opportunity to take independent advice, as the Executive hereby acknowledges) are considered by the parties to be reasonable in all the circumstances, it is agreed that if any such restrictions, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company but would be adjudged reasonable if part or parts of the wording thereof were deleted the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and effective.

3    MISCELLANEOUS

3.1 If any term or provision in this Deed shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Deed but the enforceability of the remainder of this Deed shall not be affected.

3.2 A party's failure to insist on strict performance of any provision of this Deed shall not be deemed to be a waiver thereof or of any right or remedy for breach of a like or different nature. Subject as aforesaid, no waiver shall be effective unless specifically made in writing and signed by the party granting such waiver or by a duly authorised officer of the party granting such waiver in the case of a corporate party.

3.3 This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original and taken together with all such other counterparts shall constitute one and the same instrument.

4    GENERAL PROVISIONS

4.1 A variation of this Deed is valid only if it is in writing and signed by or on behalf of each party.

4.2 The invalidity, illegality or unenforceability of any provision of this Deed does not affect the continuation in force of the remainder of this Deed.

5    CHOICE OF LAW, SUBMISSION TO JURISDICTION AND ADDRESS FOR SERVICE

5.1 This Deed shall be governed by and interpreted in accordance with the law of Bermuda.

5.2 The parties hereby submit to the jurisdiction of the High Court of Justice in England, but this Deed may be enforced in any court of competent jurisdiction.

5.3 Aramex hereby irrevocably authorises and appoints Norose Notices Limited of Kempson House, Camomile Street, London EC3A 7AN (process to be marked for the attention of "Tim Marsden") or such other person, being a firm of solicitors resident in England, as any such party may by notice to all other parties substitute, to accept service of all legal process and notices served pursuant to clause 24 arising out of or connected with this Agreement and service on Norose Notices Limited (or such substitute) shall be deemed to be service on the party to which it is addressed (as the case may be).

5.4 The Executive hereby irrevocably authorises and appoints Wilmer, Cutler and Pickering of 4 Carlton Gardens, London SW1Y 5AA (process to be marked for the attention of "The Managing Partner") or such other person, being a firm of lawyers with an office situated in England, as FG may by notice to all other parties substitute, to accept service of all legal process and notices served pursuant to clause 24 arising out of or connected with this Agreement and service on the said Wilmer, Cutler and Pickering (or such substitute) shall be deemed to be service on the party to which it is addressed (as the case may be).

IN WITNESS whereof this Deed has been executed the day and year first above written:

EXECUTED AS A DEED by                            )
RASMALA DISTRIBUTION (CAYMAN) LIMITED            )

/s/ Ali Samir al Shihabi
-----------------------------------
Director
/s/ Syed Salman Mahdi
-----------------------------------
Director/Secretary


EXECUTED AS A DEED by                            )
ARAMEX INTERNATIONAL Limited                     )

/s/ William Kingson
-----------------------------------
Director
/s/ Basher Obeid
-----------------------------------
Director/Secretary


EXECUTED AS A DEED by                            )
FADI GHANDOUR in the presence of                 )

/s/ Fadi Ghandour                                   /s/ Hashim Shihadeh, Witness
------------------------------------